UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549                  OMB APPROVAL

                  INITIAL STATEMENT OF BENEFICIAL OWNERSHIP OF
                                   SECURITIES
                                                           OMB Number: 3235-0104
   Form 3                                             Expires: October 31, 2001

                Filed pursuant to Section 16(a) of the Securities
                Exchange Act of 1934, Section 17(a) of the Public
             Estimated average burden Utility Holding Company Act of
                 1935 or Section 30(f) hours per response...0.5
                      of the Investment Company Act of 1940

(Print or Type
Responses)
===============================================================================
1.                        2. Date of Event            4. Issuer Name and Tickler
Name and Address of          Requiring Statement         or Trading Symbol
Reporting Person*            (Month/Day/Year)

                                                       North American Resort
Coughlin, William             June 5, 2000               & Golf, Inc.   NRGF
===============================================================================
 (Last)   (First)


 33163 - 2nd Avenue
===================================================================================================================================
      (Street)            3.                        5.                                6.                         7.
                           I.R.S. Identification     Relationship of Reporting         If Amendment, Date of       Individual or
                           Number of Reporting       Person(s) to Issuer               Original                    Joint/Group
Mission, British Columbia  Person, if an entity      (Check all applicable)            (Month/Day/Year)            Filing
   Canada   V2V 6T8        (voluntary)
                                                                                                                       X
                                                      X
                                                     Director                                                    Form filed by One
                            ====================================================                                 Reporting person
 (City)  (State) (Zip)                                X
                                                     10% Owner

                                                      X                                                         Form filed by More
                                                     Officer (give title below)                                  than One Reporting
                                                                                                                  person
                                                     --
                                                     Other (specify below)
                                                     ==========================

==============================================================================
             Table I -- Non-Derivative Securities Beneficially Owned
==============================================================================

===============================================================================================================
1.                        2.                         3.                                4.
Title of Security         Amount of Securities       Ownership Form: Direct (D) or     Nature of Indirect
(Instr. 4)                Beneficially Owned         Indirect (I)                      Beneficial Ownership
                          (Instr. 4)                 (Instr. 5)                        (Instr. 5)
===============================================================================================================
Common Stock                   --                         --

===============================================================================================================


==============================================================================
     Table II-- Derivative Securities Beneficially Owned (e.g., puts, calls, warrants, options, convertiblesecurities)
==============================================================================

1.             2.                3.              4.          5.               6.
Title of       Date Exer-          Title and       Conver-      Owner-           Nature of Indirect
Derivative     cisable and         Amount of       sion or      ship             Beneficial Ownership
Security       Expiration          Securities      Exercise     Form of          (Instr. 5)
(Instr. 4)     Date                Underlying      Price of     Deriv-
               (Month/Day/Yea      Derivative      Deri-        ative
                                   Security        vative       Securities:
                                   (Instr. 4)      Security     Direct
                                                               (D) or
                                                               Indirect
                                                               (I)
                                                               (Instr. 5)
=============================================================================================================
               Date      Expira-   Title   Amount
               Exer-     tion                or
               cisable   Date              Number
                                             of
                                           Shares
=============================================================================================================
Series A
preferred      4-28-00    None    common  2,250,000   $ -0 -         D
stock                              stock
=============================================================================================================

=============================================================================================================
Series A                                                             I           Shares of Series A preferred stock are
preferred      4-28-00    None    common  2,250,000   $ -0-                      owned by Carole Coughlin, who is the
stock                              stock                                         wife of William Coughlin
=============================================================================================================


=============================================================================
Reminder: Report on a separate line for each class of securities beneficially owned directly or indirectly.
Explanation of Responses:


             ------------------------------         --------------------
             **Signature of Reporting Person                Date

*    If the form is filed by more than one  reporting  person,  see  Instruction
     5(b)(v).
** Intentional misstatements or omissions of facts constitute Federal Criminal Violations. See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).

       File three copies of this Form, one of which must be manually signed.
Note:  If space is insufficient,
       See Instruction 6 for procedure.